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                                                                   EXHIBIT 10.23
     CoreStates Bank, N.A.
     PC 1-8-4-2
     1345 Chestnut Street
     PO Box 7618
     Philadelphia PA  19101-7618
     215 973 8033
     Fax 215 973 5831

     R THOMAS ESSER
     Vice President
     Division Manager
     New England Division

                                                                      CoreStates
December 5, 1997                                                            Bank


Mr. Joseph E. Hajjar
Sr. Vice President - Chief Financial Officer
Office Centre Corporation
38 East 32nd Street
New York, New York  10016

Dear Joe:

                  I am pleased to confirm our approval of the increase from $6 million to $10 million in the demand facility available to UDI Corporation and UDI II Corporation.

                  This new amount is available immediately upon return of the executed note which I have enclosed. Along with the increase in the dollar amount I have increased the rate of advance on accounts receivable from 75% to 85% and raised the permitted advances to OCC from $3,500,000 to $7,500,000. All of the conditions precedent to closing in the September 25, 1997 Summary of Terms and conditions have been deleted.

                  There is no fee associated with this $4 million increase to the line of credit, however the Bank will move forward immediately to audit the books and records of UDI Corporation at the company's expense. New to the reporting requirement section is a weekly borrowing certificate. And in addition to CoreStates remaining as UDI's deposit bank, all remittances must be applied on a daily basis to reduce the line. All of the terms and conditions are outlined below:

BORROWERS:              UDI Corporation and UDI II Corporation

GUARANTORS:             Office Centre Corporation

LENDER:                 CoreStates Bank, N.A.

FACILITY:               Ten Million Dollar ($10,000,000) secured line of credit

COLLATERAL:             The facility shall be secured by a perfected first
                        priority security interest in the accounts receivable and inventory and general


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                        intangibles and an assignment of the rebate checks
                        from the wholesalers due to UDI Corporation and UDI - II Corporation.

USE OF PROCEEDS:        For working capital of both UDI Corporations and IPO
                        related expenses of Office Centre Corporation, including an investment of $1,500,000 in the Supply
                        Room and other Bank approved acquisitions.

ADVANCE FORMULA:        Up to 85% of accounts receivable not exceeding 90 days
                        from invoice, excluding any contras, charge backs, offsets or inter- company receivables.

INTEREST RATE:          Prime Rate, to float.

INTEREST PAYMENTS:      Interest shall be payable monthly in arrears on the
                        first business day of each month.

MINIMUM DRAWDOWN:       Drawdown shall be in minimum increments of $250,000.

REPORTING REQUIREMENTS:

                             (1) Audited statements for the period ended September 30, 1997 for UDI Corporation and UDI - II Corporation by December 31, 1997 and there after quarterly consolidated unaudited financial statements within 45 days of the respective quarter end.

                             2)     Annual audited consolidated financial
                                    statements within 120 days of year-end.

                             3) Borrower will provide weekly borrowing base certificates and monthly reporting package to include accounts receivables and accounts payable agaings, inventory and other such reports as CoreStates may reasonably request.

OTHER CONDITIONS:

                             1) Restriction on guaranties and indebtedness outside of this facility.

                             2)     Restriction on dividends and distributions.

                             3) Advances to parent not to exceed $7,500,000 unless agreed to by Bank.

                             4) The Bank will audit the books and records of UDI Corporation immediately. Cost to the borrower will not exceed $7,500 per audit.

                             5) CoreStates Bank will remain primary bank of account for UDI
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                                    Corporation. All remittances must be
                                    directed to a CoreStates Lockbox and applied on a daily basis to reduce the loan.

                             6) Definitive acquisition agreements between OCC and Supply Room, King Group, SOS Office Supply, Greenwood, and other dealers as they become available.

                             7) Employment agreement limiting the annual compensation of Walter Gordonstein and Cliff Davies to $200,000 each.


                  This commitment is accepted for and on behalf of UDI Corporation this 10th day of December, 1997.


CoreStates Bank, N.A.


/s/ R. Thomas Esser
-------------------------------------
R. Thomas Esser, Vice President


ACCEPTED:  UDI Corporation                         DATE:______________


NAME:/s/ Walter Gordenstein
     --------------------------------
     Walter Gordenstein

TITLE: Pres.
      -------------------------------

ACCEPTED:  UDI-II Corporation                      DATE:______________


NAME:/s/ Walter Gordenstein
     --------------------------------
     Walter Gordenstein

TITLE: Pres.
      -------------------------------

ACCEPTED:  Office Centre Corporation               DATE:______________


NAME:/s/ R.J. Gillon, Jr.
     --------------------------------
     Robert J. Gillon, Jr.

TITLE: Chairman
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